UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2007

MONTGOMERY REALTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30724	88-0377199
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

400 Oyster Point Blvd., Suite 415 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 266-8080
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 14, 2007, Montgomery Realty Group, Inc., entered into an agreement to purchase a property located at 447 Battery Street in San Francisco, CA, from an unrelated third party for an aggregate purchase price of $7,650,000. This transaction is intended to qualify as a tax-free exchange under Internal Revenue Code Section 1031 and the property is designated to replace the London Square Apartments property, which was sold on April 25, 2007, to an unrelated third party. Approximately $2,000,000 in proceeds from the London Square Apartment sale will be used in the purchase of the 447 Battery Street Building.

The 447 Battery Street Building is in a premier financial district location and has approximately 27,000 square feet of mixed office and retail space. Based on historical operating expenses and current lease payments, Montgomery expects the 447 Battery Street Building to generate positive cash flow for Montgomery.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.33	Agreement of Purchase and Sale and Joint Escrow Instructions between Montgomery Realty Group, Inc., and Woodflame, Inc., dated June 14, 2007	To be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONTGOMERY REALTY GROUP, INC.
Registrant

Dated: June 19, 2007	By:	/s/ Dinesh Maniar
Dinesh Maniar
President

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